Exhibit 99.1

PHH Corporation Announces Third Quarter 2017 Results

Performance Highlights:

•
Net loss attributable to PHH Corporation of $55 million, or $1.14 per basic share, which includes $39 million of pre-tax expenses related to notable items and $8 million of pre-tax expenses related to Exit and disposal costs.

•	Our Board of Directors has provided a new authorization for up to $100 million of share repurchases as the next step in our capital return plan.

•
Maintains estimate of potential excess cash(1) of up to $655 million, which includes $301 million of share repurchases completed year-to-date. Potential excess cash is based on certain assumptions for asset sales, contingencies, working capital, and transaction, restructuring and PLS exit costs.

•	To date, we have closed substantially all conforming MSR sales to New Residential Investment Corp. and three of five asset sales of our PHH Home Loans Joint Venture to Guaranteed Rate Affinity.

•	Our Total Servicing Portfolio was comprised of 693,785 loans serviced representing $151 billion of unpaid principal balance.

Mount Laurel, NJ — November 7, 2017 — PHH Corporation (NYSE: PHH) (“PHH” or the “Company”) today announced financial results for the quarter ended September 30, 2017. For the quarter ended September 30, 2017, the Company reported Net loss attributable to PHH Corporation of $55 million or $1.14 per basic share. Net loss attributable to PHH Corporation for the quarter ended September 30, 2016 was $27 million or $0.50 per basic share.

Robert B. Crowl, President and CEO of PHH Corporation, said, "We continue to execute against our key priorities with the objective of maximizing potential excess cash and the opportunity for near-term cash distributions to shareholders. Based on our progress to date, which does not include our remaining committed MSR sales, our Board has approved a new $100 million share repurchase authorization."

Crowl also commented, "Our business development activities have confirmed market demand for our subservicing and portfolio retention product offerings and we have built a pipeline of business development opportunities. We believe we are well-positioned to capture market opportunities due to the quality of our servicing and portfolio retention platforms, robust compliance framework, and available capacity. We are still in the early stages of these organic growth initiatives and the success of our business development effort will be critical to achieving our business and financial objectives."

__________________________

(1)
The amount of excess cash is dependent upon a variety of factors, including the execution of the sale of our remaining MSRs committed for sale and the related servicing advances, the monetization of our investment in PHH Home Loans, the successful completion of our PLS exit activities, the resolution of our outstanding legal and regulatory matters and the successful completion of other restructuring and capital management activities in accordance with our assumptions. There can be no assurances that the actions will result in the amount of estimated excess cash.

Summary Consolidated Results
(In millions, except per share data)
	Three Months Ended September 30,
	2017	2016
GAAP Results
Net revenues	$121	$197
Loss before income taxes	(78)	(29)
Net loss attributable to PHH Corporation	(55)	(27)

Basic & Diluted loss per share attributable to PHH Corporation	$(1.14)	$(0.50)
Weighted-average common shares outstanding — basic & diluted shares	48.210	53.578

Non-GAAP Results *
Core loss (pre-tax)	$(88)	$(22)
Core loss (after-tax)	(53)	(19)

Core loss per share	$(1.10)	$(0.35)
_______________

*
Non-GAAP Financial Measures: Core earnings or loss (pre-tax), core earnings or loss (after-tax) and core earnings or loss per share are financial measures that are not in accordance with U.S. generally accepted accounting principles (GAAP). See the “Note Regarding Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

Notable items, Exit and disposal costs and net MSRs fair value adjustments included the following:

	Three Months Ended September 30,
	2017		2016
	Pre-Tax	Post-Tax	Pre-Tax	Post-Tax
	$	Per Share	$	Per Share
Notable items:
Net proceeds from PHH Home Loans asset sales (1)	$14	$0.18	$—	$—
Legal and regulatory reserves	(2)	(0.03)	(11)	(0.22)
Strategic review expenses	(1)	(0.01)	(7)	(0.08)
Loss from MSR sales and related costs	(16)	(0.21)	—	—
Re-engineering and growth investments	—	—	(5)	(0.06)
Loss on early debt retirement	(34)	(0.43)	—	—

Exit and disposal costs	(8)	(0.11)	—	—
Market-related MSRs asset and secured liability fair value adjustments, net of related derivatives	(3)	(0.04)	(13)	(0.15)
_______________

(1)
During the third quarter of 2017, we recognized a gain related to the PHH Home Loans asset sales of $28 million in Other income, which is reduced to $14 million after excluding the portion attributable to noncontrolling interest.

Capital Update

Under the $100 million open market program announced in May 2017, we paid $34 million to reduce our issued and outstanding common shares by 2.45 million through August 9, 2017. On August 11, 2017, our Board of Directors launched a modified Dutch Auction tender offer for our shares of common stock and on September 15, 2017, we repurchased 18.763 million common shares for $267 million at a share price of $14.25.

In July 2017, we completed a tender offer on our unsecured debt and repaid $496 million principal for $524 million in cash, plus accrued interest. After the completion of the tender offer, $119 million principal of unsecured debt remains outstanding.

Our Board of Directors has provided a new share repurchase authorization under which we may, from time to time, purchase up to $100 million of our outstanding common stock in accordance with all applicable securities laws and regulations, including without limitation Rule 10b-18 of the Securities Exchange Act of 1934, as amended. We have no obligation to repurchase shares under this authorization, and any share repurchase program may be extended, modified, suspended or discontinued at any time. The number, timing and purchase price of any shares will be at management’s discretion and based on an evaluation of a number of factors, including but not limited to general market and economic conditions, the trading price of the common stock, and regulatory requirements.

Legal and Regulatory Update

We have reached agreements in principle to resolve and close out findings of a multistate coalition of certain mortgage banking regulators (MMC) examination related to the Company’s legacy mortgage servicing practices. However, the final documents have not been executed. Although there can be no assurances, we expect final resolution to occur in the fourth quarter of 2017.  As of September 30, 2017, we included an estimate of probable losses from this matter in the recorded liability.

Conference Call/Webcast

The Company will host a conference call at 10:00 a.m. (Eastern Time) on Wednesday, November 8, 2017, to discuss its third quarter 2017 results. All interested parties are welcome to participate. An investor presentation with an appendix of supplemental schedules will accompany the conference call and be available by visiting the Investor Relations page of PHH's website at www.phh.com, prior to the start of the conference call.

You can access the conference call by dialing (877) 340-7912 or (719) 457-2647 and using the conference ID 1816985 approximately 10 minutes prior to the call. The conference call will also be webcast, which can be accessed from the Investor Relations page of PHH's website at www.phh.com under webcasts and presentations.

A replay will be available beginning shortly after the end of the call through November 23, 2017, by dialing (888) 203-1112 or (866) 375-1919 and using conference ID 1816985, or by visiting the Investor Relations page of PHH's website at www.phh.com.

About PHH Corporation

PHH Corporation (NYSE: PHH), through its subsidiary, PHH Mortgage, is one of the largest subservicers of residential mortgages in the United States. PHH Mortgage provides servicing and portfolio retention solutions to investors of MSRs, financial and wealth management institutions, regional and community banks, and credit unions. Headquartered in Mount Laurel, New Jersey, the Company has been providing mortgage lending and servicing solutions since 1984 and is dedicated to responsible and ethical practices while delivering an exceptional customer experience. For additional information, please visit www.phh.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward looking-statements are not based on historical facts but instead represent only our current beliefs regarding future events. All forward-looking statements are, by their nature, subject to risks, uncertainties and other factors that could cause actual results, performance or achievements to differ materially from those expressed or implied in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements. Such statements may be identified by words such as “expects,” “anticipates,” “intends,” “projects,” “estimates,” “plans,” “may increase,” “may fluctuate” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could.”

You should understand that forward-looking statements are not guarantees of performance or results and are preliminary in nature. You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, in connection with any forward-looking statements that may be made by us or our businesses generally. Such periodic reports are available in the “Investors” section of our website at http://www.phh.com and are also available at http://www.sec.gov. Except for our ongoing obligations to disclose material information under the federal securities laws, applicable stock exchange listing standards and unless otherwise required by law, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements or to report the occurrence or non-occurrence of anticipated or unanticipated events.

Contact Information

Investors                    Media
Hugo Arias                    Dico Akseraylian
hugo.arias@phh.com                dico.akseraylian@phh.com
856-917-0108                    856-917-0066

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
REVENUES
Origination and other loan fees	$33	$75	$114	$215
Gain on loans held for sale, net	35	87	129	212
Loan servicing income, net	35	39	96	138
Net interest expense	(10)	(7)	(23)	(23)
Other income	28	3	31	8
Net revenues	121	197	347	550

EXPENSES
Salaries and related expenses	62	86	223	268
Commissions	13	19	38	49
Loan origination expenses	9	18	27	52
Foreclosure and repossession expenses	4	10	16	26
Professional and third-party service fees	25	35	92	111
Technology equipment and software expenses	9	10	27	30
Occupancy and other office expenses	8	11	26	35
Depreciation and amortization	4	4	11	13
Exit and disposal costs	8	—	49	—
Other operating expenses	57	33	104	64
Total expenses	199	226	613	648
Loss before income taxes	(78)	(29)	(266)	(98)
Income tax benefit	(36)	(8)	(103)	(38)
Net loss	(42)	(21)	(163)	(60)
Less: net income attributable to noncontrolling interest	13	6	5	9
Net loss attributable to PHH Corporation	$(55)	$(27)	$(168)	$(69)

Basic and Diluted loss per share attributable to PHH Corporation	$(1.14)	$(0.50)	$(3.25)	$(1.28)

PHH CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	September 30, 2017	December 31, 2016
ASSETS
Cash and cash equivalents	$494	$906
Restricted cash	52	57
Mortgage loans held for sale	590	683
Accounts receivable, net	94	66
Servicing advances, net (1)	413	628
Mortgage servicing rights (1)	500	690
Property and equipment, net	24	36
Deferred taxes, net	80	—
Other assets	54	109
Total assets	$2,301	$3,175

LIABILITIES
Accounts payable and accrued expenses	$218	$193
Subservicing advance liabilities	228	290
Mortgage servicing rights secured liability (2)	440	—
Debt, net (3)	653	1,262
Deferred taxes, net	—	101
Loan repurchase and indemnification liability	38	49
Other liabilities	86	157
Total liabilities	1,663	2,052
Redeemable noncontrolling interest	44	33

Total PHH Corporation stockholders’ equity	594	1,090
Total liabilities and equity	$2,301	$3,175
_______________

(1)
MSR and Advances Sale Commitments. As of September 30, 2017, we had commitments to sell MSRs, representing $7.0 billion of unpaid principal balance, for $43 million in MSR fair value. Additionally, we had commitments to transfer approximately $145 million in Servicing advances to the counterparties of these agreements.

(2)
MSRs secured liability. In 2017, we completed sales of MSRs to New Residential which did not qualify for sale accounting treatment under GAAP and have been treated as a secured borrowing. Under this accounting treatment, the $440 million of related MSRs remain on the Condensed Consolidated Balance Sheet within Mortgage servicing rights and the proceeds from the sale are recognized as a MSRs secured liability.

We have elected to record the MSRs secured liability at fair value thereafter, consistent with the accounting treatment of the related MSR asset, and any changes in fair value of the MSR asset and liability related the New Residential transfers will fully offset in the Condensed Consolidated Statements of Operations.

(3)
Unsecured Debt Tender Completed. In July 2017, we completed a tender offer on our unsecured debt and repaid $496 million principal for $524 million in cash, plus accrued interest. After the completion of the tender offer, $119 million principal of unsecured debt remains outstanding.

Segment Results
(In millions)					Third Quarter 2016
	Third Quarter 2017
	Mortgage Production	Mortgage Servicing	Other(1)	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$33	$—	$—	$33	$75
Gain on loans held for sale, net	35	—	—	35	87
Loan servicing income	—	42	—	42	89
MSRs asset & secured liability fair value adjustments:
Prepayments and receipts of recurring cash flows	—	(4)	—	(4)	(37)
Market-related, net of derivatives	—	(3)	—	(3)	(13)
Net interest income (expense)	2	(12)	—	(10)	(7)
Other income	28	—	—	28	3
Net revenues	98	23	—	121	197

Salaries and related expenses	35	14	13	62	86
Commissions	13	—	—	13	19
Loan origination expenses	9	—	—	9	18
Foreclosure and repossession expenses	—	4	—	4	10
Professional and third-party service fees	8	10	7	25	35
Technology equipment and software expenses	1	4	4	9	10
Occupancy and other office expenses	5	2	1	8	11
Depreciation and amortization	2	1	1	4	4
Exit and disposal costs	6	—	2	8	—
Other operating expenses:
Repurchase and foreclosure-related charges	—	5	—	5	7
Loss on early debt retirement	—	—	34	34	—
Legal and regulatory reserves	—	2	—	2	11
Corporate overhead allocation	21	8	(29)	—	—
Other	3	10	3	16	15
Total expenses	103	60	36	199	226
Loss before income taxes	(5)	(37)	(36)	$(78)	$(29)
Less: net income attributable to noncontrolling interest	13	—	—
Segment loss	$(18)	$(37)	$(36)
_______________

(1)
Loss from 'Other' net shared services operations in 2017 primarily represents $34 million in Loss on early debt retirement and $2 million in Exit and disposal costs related to our reorganization of our operations.

Segment Results
(In millions)					Nine Months Ended September 30, 2016
	Nine Months Ended September 30, 2017
	Mortgage Production	Mortgage Servicing	Other	Total PHH Corporation	Total PHH Corporation
Origination and other loan fees	$114	$—	$—	$114	$215
Gain on loans held for sale, net	129	—	—	129	212
Loan servicing income	—	162	—	162	271
MSRs asset & secured liability fair value adjustments:
Prepayments and receipt of recurring cash flows	—	(57)	—	(57)	(98)
Market-related, net of derivatives	—	(9)	—	(9)	(35)
Net interest income (expense)	4	(27)	—	(23)	(23)
Other income	29	2	—	31	8
Net revenues	276	71	—	347	550

Salaries and related expenses	131	46	46	223	268
Commissions	38	—	—	38	49
Loan origination expenses	27	—	—	27	52
Foreclosure and repossession expenses	—	16	—	16	26
Professional and third-party service fees	20	25	47	92	111
Technology equipment and software expenses	3	11	13	27	30
Occupancy and other office expenses	16	8	2	26	35
Depreciation and amortization	5	2	4	11	13
Exit and disposal costs	29	2	18	49	—
Other operating expenses:
Repurchase and foreclosure-related charges	—	7	—	7	10
Loss on early debt retirement	—	—	34	34	—
Legal and regulatory reserves	—	24	—	24	16
Corporate overhead allocation	72	27	(99)	—	—
Other	14	17	8	39	38
Total expenses	355	185	73	613	648
Loss before income taxes	(79)	(114)	(73)	$(266)	$(98)
Less: net income attributable to noncontrolling interest	5	—	—
Segment loss	$(84)	$(114)	$(73)

Mortgage Production

Mortgage Production segment loss in the third quarter of 2017 was $18 million, compared to a segment profit of $22 million in the third quarter of 2016. Our results in the segment reflect the reduced volumes associated with our 2017 exit of the PLS business, and reductions in our Real Estate channel from the transfer of two of five PHH Home Loans ("HL") locations in the third quarter of 2017.  In addition, our third quarter of 2017 segment loss includes $25 million of PLS operating losses and $6 million of Exit and disposal costs, partially offset by $14 million in net proceeds from the HL asset sales.

Net revenues were $98 million, a decline of 42% from the third quarter of 2016 primarily driven by lower application and closing volumes from our PLS business.  Total retail closing units in the third quarter of 2017 declined by 49%, driving the decrease of $42 million in Origination and other loan fees, as compared to the third quarter of 2016. Gain on loans held for sale, net decreased by $52 million as compared to the prior year quarter, primarily from a 41% decrease in saleable applications that was primarily due to our decline in retail applications as we execute the exit of the PLS channel and from the asset sale of two HL locations in our Real Estate channel during the third quarter of 2017. This was offset by an increase to Other income of $25 million primarily as a result of the gross proceeds from HL asset sales.

Total expenses were $103 million, a decline of $37 million or 26% from the third quarter of 2016. Salaries and related expenses decreased by $18 million as a result of declining average employee headcount and lower contract labor and overtime from declining application volumes. Commissions were down $6 million primarily due to a 23% decrease in closing volume from our real estate channel and lower private label closing volume, and Loan origination expenses were down $9 million primarily due to a 54% decrease in retail application units. Corporate overhead allocation decreased by $7 million primarily due to reduced professional fees for information technology shared services. This was offset by $6 million in Exit and disposal costs in the third quarter of 2017, primarily related to $3 million of retention expenses for employees impacted by the PLS exit and the Reorganization and $2 million of employee-related costs to former HL employees as part of the HL asset sale.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(In millions)
Segment Results:
Origination and other loan fees	$33	$75	$114	$215
Gain on loans held for sale, net	35	87	129	212
Net interest income	2	3	4	8
Other income	28	3	29	8
Net revenues	98	168	276	443

Salaries and related expenses	35	53	131	167
Commissions	13	19	38	49
Loan origination expenses	9	18	27	52
Professional and third-party service fees	8	6	20	17
Technology equipment and software expenses	1	1	3	3
Occupancy and other office expenses	5	6	16	20
Depreciation and amortization	2	2	5	7
Exit and disposal costs	6	—	29	—
Other operating expenses	24	35	86	110
Total expenses	103	140	355	425
(Loss) income before income taxes	(5)	28	(79)	18
Less: net income attributable to noncontrolling interest	13	6	5	9
Segment (loss) profit	$(18)	$22	$(84)	$9

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	($ in Millions)
Closings:
Saleable to investors	$1,894	$2,759	$5,663	$7,594
Fee-based	3,050	7,258	10,632	20,750
Total	$4,944	$10,017	$16,295	$28,344

Purchase	$3,059	$4,421	$9,283	$12,748
Refinance	1,885	5,596	7,012	15,596
Total	$4,944	$10,017	$16,295	$28,344

Retail - PLS	$3,298	$7,853	$11,587	$22,161
Retail - Real Estate	1,646	2,137	4,708	5,598
Total retail	4,944	9,990	16,295	27,759
Wholesale/correspondent	—	27	—	585
Total	$4,944	$10,017	$16,295	$28,344

Retail - PLS (units)	5,140	13,590	19,142	38,718
Retail - Real Estate (units)	5,503	7,379	15,929	19,928
Total retail (units)	10,643	20,969	35,071	58,646
Wholesale/correspondent (units)	—	107	—	2,298
Total (units)	10,643	21,076	35,071	60,944

Applications:
Saleable to investors	$2,436	$4,136	$7,953	$11,580
Fee-based	3,241	8,217	11,623	25,720
Total	$5,677	$12,353	$19,576	$37,300

Other:
IRLCs expected to close	$784	$1,199	$2,073	$3,685
Total loan margin on IRLCs (in basis points)	299	388	307	342
Loans sold	$1,940	$2,954	$5,782	$7,804

Mortgage Servicing

Mortgage Servicing segment loss in the third quarter of 2017 was $37 million, compared to a segment loss of $52 million in the third quarter of 2016.

Net revenues were $23 million, a decline of $6 million or 21% from the third quarter of 2016, primarily driven by a smaller total loan servicing portfolio. Our decline in Net revenues reflects a $12 million decline in Net revenues from Capitalized servicing driven by the 76% decrease in our average owned capitalized loan servicing portfolio from MSR sales and resulting lower service fee income, partially offset by lower risk and market adjustments from MSR market-related adjustments. However, we had a $6 million improvement to Net revenues from Subservicing, related to the growth in subservicing units from the executed New Residential MSR sales in 2017.

Total expenses were $60 million, a decline of $21 million or 26% compared to the third quarter of 2016. Salaries and related expenses decreased by $3 million due to declines in the average employee headcount. Foreclosure and repossession expenses decreased $6 million primarily due to lower foreclosure activity and improved delinquencies that were partially the result of the Lakeview MSR sales of delinquent government loans. We recorded a $2 million provision for legal and regulatory matters during the third quarter of 2017, as compared to an $11 million provision during the third quarter of 2016, driven by adjustments for negotiated settlements related to our legacy mortgage servicing practices and provisions for other matters. Corporate overhead allocation decreased by $5 million primarily from decreases in professional fees for information technology shared services.

At September 30, 2017, our subservicing portfolio consisted of approximately 648,000 units, up 36% from September 30, 2016. Our increase in total subservicing units was primarily driven by the addition of subserviced loans from the June and July 2017 sales of MSRs to New Residential, that was partially offset by the fourth quarter of 2016 insourcing and MSR sale actions of two clients' subserviced loans.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	($ in millions)
Segment Results:
Loan servicing income, net	$35	$39	$96	$138
Net interest expense	(12)	(10)	(27)	(31)
Other income	—	—	2	—
Net revenues	23	29	71	107

Salaries and related expenses	14	17	46	54
Foreclosure and repossession expenses	4	10	16	26
Professional and third-party service fees	10	9	25	27
Technology equipment and software expenses	4	4	11	12
Occupancy and other office expenses	2	4	8	13
Depreciation and amortization	1	—	2	2
Exit and disposal costs	—	—	2	—
Other operating expenses	25	37	75	79
Total expenses	60	81	185	213
Segment loss	$(37)	$(52)	$(114)	$(106)

	September 30,
	2017	2016
	($ in millions)
Total Loan Servicing Portfolio:
Conventional loans	$140,515	$200,592
Government loans	9,344	23,415
Home equity lines of credit	1,623	3,876
Total Unpaid Principal Balance	$151,482	$227,883

Number of loans in owned portfolio (units)	45,677	588,700
Number of subserviced loans (units) (1)	648,108	475,877
Total number of loans serviced (units)	693,785	1,064,577

Weighted-average interest rate	3.9%	3.8%

Portfolio delinquency
% of UPB - 30 days or more past due	2.34%	2.24%
% of UPB - Foreclosure, REO and Bankruptcy	1.55%	1.75%
Units - 30 days or more past due	3.30%	3.22%
Units - Foreclosure, REO and Bankruptcy	2.08%	2.19%

Total Capitalized Servicing Portfolio:
Unpaid Principal Balance of capitalized MSRs owned	$8,906	$88,622
Unpaid Principal Balance of capitalized MSRs in secured borrowing arrangement (2)	51,465	—
Total Unpaid Principal Balance of capitalized servicing portfolio	$60,371	$88,622

Capitalized servicing rate	0.83%	0.73%
Capitalized servicing multiple	3.0	2.6
Weighted-average servicing fee (in basis points)	27	28

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Total Loan Servicing Portfolio:
Average Portfolio UPB	$156,887	$229,969	$162,735	$230,479

Owned Capitalized Servicing Portfolio: (3)
Average Portfolio UPB	$21,842	$90,655	$53,964	$94,213
Payoffs and principal curtailments	614	5,335	7,249	14,102
Sales	4,570	246	17,086	742
_______________

(1)
For September 30, 2017, includes 376,551 units of New Residential subserviced loans that are accounted for as a secured borrowing arrangement based on our evaluation of the New Residential MSR sale agreement.

(2)	Represents MSRs sold to New Residential during 2017 that are accounted for as a secured borrowing arrangement.

(3)	For 2017, balances exclude MSRs sold to New Residential that are accounted for as a secured borrowing arrangement.

* NOTE REGARDING NON-GAAP FINANCIAL MEASURES

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share are financial measures that are not in accordance with GAAP. See Non-GAAP Reconciliations below for a reconciliation of these measures to the most directly comparable GAAP financial measures as required by Regulation G.

These Non-GAAP measures are used in managing certain aspects of the Company’s business.  For example, management’s reviews of results incorporate Non-GAAP measures and certain of the Company’s debt agreements contain covenants calculated using a measure similar to the calculations of the Non-GAAP measures.  The Company has also designed certain management incentives based upon the achievement of targets related to Non-GAAP measures. The Company believes that these Non-GAAP Financial Measures can be useful to investors because they provide a means by which investors can evaluate the Company’s underlying key drivers and operating performance of the business, exclusive of certain adjustments and activities that investors may consider to be unrelated to the underlying economic performance of the business for a given period.

The Company also believes that any meaningful analysis of the Company’s financial performance by investors requires an understanding of the factors that drive the Company’s underlying operating performance which can be obscured by significant unrealized changes in value of the Company’s mortgage servicing rights and mortgage servicing rights secured liability, as well as any gain or loss on derivatives that are intended to offset market-related fair value adjustments on the Company’s mortgage servicing rights.

The Company believes these Non-GAAP measures provide useful information to investors that is supplementary to our results in accordance with GAAP; however, there are inherent limitations to these measures and they should not be viewed as a substitute for our results in accordance with GAAP as measurements of the Company's financial performance.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share

Core earnings or loss (after-tax) and core earnings or loss per share involves differences from Net income or loss attributable to PHH Corporation and Basic earnings or loss per share attributable to PHH Corporation computed in accordance with GAAP.

Core earnings or loss (pre-tax and after-tax) and core earnings or loss per share measure the Company’s financial performance excluding unrealized changes in fair value of the Company’s mortgage servicing rights and mortgage servicing rights secured liability that are based upon projections of expected future cash flows and prepayments as well as realized and unrealized changes in the fair value of derivatives that are intended to offset changes in the fair value of mortgage servicing rights. The changes in fair value of mortgage servicing rights, mortgage servicing rights secured liability and related derivatives are highly sensitive to changes in interest rates and are dependent upon the level of current and projected interest rates at the end of each reporting period.

NON-GAAP RECONCILIATIONS
(In millions, except per share data)

See “Note Regarding Non-GAAP Financial Measures” above in this press release for a description of the uses and limitations of the Non-GAAP Financial Measures.

CORE EARNINGS - Regulation G Reconciliation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Loss before income taxes - as reported	$(78)	$(29)	$(266)	$(98)
Less: net income attributable to noncontrolling interest	13	6	5	9
Segment loss	(91)	(35)	(271)	(107)
Market-related fair value adjustments (1)	3	9	9	174
Net derivative loss (gain) related to MSRs	—	4	—	(139)
Core loss (pre-tax)	$(88)	$(22)	$(262)	$(72)

Net loss attributable to PHH Corporation - as reported	$(55)	$(27)	$(168)	$(69)
Market-related fair value adjustments (1)	3	9	9	174
Net derivative loss (gain) related to MSRs	—	4	—	(139)
	(52)	(14)	(159)	(34)
Income tax expense on Core adjustments (2)	1	5	3	13
Core loss (after-tax)	$(53)	$(19)	$(162)	$(47)

Core loss (after-tax) per share (3)	$(1.10)	$(0.35)	$(3.14)	$(0.88)

CORE EARNINGS BY SEGMENT - Regulation G Reconciliation

	Mortgage Production	Mortgage Servicing	Other	Mortgage Production	Mortgage Servicing	Other
	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
Segment loss	$(18)	$(37)	$(36)	$(84)	$(114)	$(73)
Market-related fair value adjustments (1)	—	3	—	—	9	—
Core loss (pre-tax)	$(18)	$(34)	$(36)	$(84)	$(105)	$(73)

	Three Months Ended September 30, 2016			Nine Months Ended September 30, 2016
Segment profit (loss)	$22	$(52)	$(5)	$9	$(106)	$(10)
Market-related fair value adjustments (1)	—	9	—	—	174	—
Net derivative loss (gain) related to MSRs	—	4	—	—	(139)	—
Core earnings (loss) (pre-tax)	$22	$(39)	$(5)	$9	$(71)	$(10)

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(1)	Represents the net Change in fair value of MSRs asset and secured liability due to changes in market inputs and assumptions used in the valuation model.

(2)	An incremental effective tax rate of 39% was applied to arrive at the net of taxes amounts.

(3)
Basic weighted-average shares outstanding of 48.210 million and 53.578 million for the three months ended September 30, 2017 and 2016, respectively, and 51.725 million and 53.616 million for the nine months ended September 30, 2017 and 2016, respectively, were used to calculate per share amounts.